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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 23, 1998




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.


1-11375  UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839   COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321






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Item 5.  Other Events.

   Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation ("Unicom"), issued a news release on April 23, 1998 (a copy of which is filed as an exhibit to this report and is hereby incorporated by reference) announcing that ComEd had filed an application with the Illinois Commerce Commission that seeks approval for ComEd to issue up to $3.4 billion in asset-backed securities, which will be secured by certain revenue streams of ComEd. The issuance of the asset-backed securities is permitted by the Illinois Electric Service Customer Choice and Rate Relief Act of 1997. ComEd indicated that it plans to use the proceeds of the sale of the asset-backed securities to refinance its debt and equity, and anticipates using between $750 million and $1.14 billion to repurchase shares of ComEd common stock held by Unicom. Unicom in turn will use the funds it receives from ComEd's share repurchase to repurchase shares of Unicom's common stock, which is publicly traded. The Boards of Directors of Unicom and ComEd have each approved the repurchase of up to 33 million shares of common stock. ComEd plans to use the remaining proceeds to redeem preference stock and debt.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

    No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.

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                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                       UNICOM CORPORATION
                                          (Registrant)


Date: April 23, 1998         By:        Robert E. Berdelle
                                     ------------------------
                                        Robert E. Berdelle
                                           Comptroller






                                     COMMONWEALTH EDISON COMPANY
                                           (Registrant)


Date: April 23, 1998         By:        Robert E. Berdelle
                                      ------------------------
                                        Robert E. Berdelle
                                           Comptroller

















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                         EXHIBIT INDEX


Exhibit
Number                 Description of Exhibit

1.            None

2.            None

4.            None

16.           None

17.           None

20.           None

23.           None

24.           None

27.           None

99.           News release dated April 23, 1998 issued by Commonwealth
              Edison Company